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EXHIBIT 5

OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

July 25, 2002

Inet Technologies, Inc.
1500 North Greenville Avenue
Richardson, TX 75081

Re: Inet Technologies, Inc.—Registration Statement on Form S-8 for an Offering of an aggregate of 967,570 Shares

Ladies and Gentlemen:

We have acted as counsel to Inet Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of: (i) an additional 467,570 shares of the Company's common stock, par value $0.001 per share (the "Common Stock") reserved for issuance under the Company's 1998 Stock Option/Stock Issuance Plan (the "Stock Option Plan") and (ii) an additional 500,000 shares of Common Stock reserved for issuance under the Company's 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"). All of such additional shares are collectively referred to herein as the "Shares."

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Stock Option Plan and the Stock Purchase Plan. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold by the Company (and the consideration therefor received) pursuant to the provisions of (a) duly authorized stock option agreements or duly authorized direct stock issuances under the Stock Option Plan, or (b) duly authorized stock purchase rights under the Stock Purchase Plan, and, in each case, in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Stock Option Plan, the Stock Purchase Plan or the Shares.

Very truly yours,

/s/ Brobeck, Phleger & Harrison LLP

BROBECK, PHLEGER & HARRISON LLP

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EXHIBIT 5 OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP July 25, 2002